Exhibit 99.2
Fuse Science, Inc.
Unaudited Pro Forma Combined Balance Sheets
As at June 30, 2014

	Historical			Pro Forma Acquisition Adjustments
	Fuse Science, Inc. (As Reported)	Spiral Energy Tech., Inc. (As Reported)	Fair Value Sprial	Debit	Credit		Pro Forma Combined
				[A]	[B]	[C]
Assets
Current assets:
Cash and cash equivalents	$6,321	$101,326	$101,326				$107,647
Accounts Receivable	-	1,065	1,065				1,065
Investments in marketable securities	-	1,245	1,245				1,245
Inventory	1,209	-					1,209
Prepaid expenses and other assets	55,685	1,000	1,000				56,685
Deferred tax	-	3,051	3,051				3,051
							-
TOTAL CURRENT ASSETS	63,215	107,687	$107,687	0			170,902
Other assets:
Fixed assets, net	6,474	32,104	$21,875.00				28,349
Investment in subsidiary							-
Goodwill					56,397,866		56,397,866
	-	-
	-	-
	-	-
TOTAL OTHER ASSETS	6,474	32,104	$21,875.00				56,426,215
TOTAL ASSETS	$69,689	139,791	$129,562.00				56,597,117
LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current liabilities:
Accounts payable	$1,736,911	33,359	33,359				1,770,270
Notes payable, net	112,086	-					112,086
Convertible notes payable, net	532,501	-					532,501
Accrued expenses	274,103	2,000	2,000				276,103
TOTAL CURRENT LIABILITIES	2,655,601	35,359	35,359				2,690,960
Long term liabilities:
Convertible notes payable, net	87,500	-					87,500
Derivative liabilities	762,808	-					762,808
TOTAL LONG TERM LIABILITIES	850,308	-					850,308
TOTAL LIABILITIES	3,505,909	35,359	35,359				3,541,268

SHAREHOLDERS' DEFICIT
Preferred stock, $0.001 par value	-	-				148,000	148,000
Common stock	2,338	11,208		11,208	0	2,000	4,338
Additional Paid-in Capital	49,672,593	5,379,562		5,379,562	0	50,850,000	100,522,593
Non-controlling interest	(126,344)	-					(126,344)
Unearned compensation	-	(5,216,773)		-5,216,773			-
Accumulated other comprehensive loss	-	(5,920)		-5,920			-
Accumulated deficit	(52,984,807)	(63,645)		-63,645			(52,984,807)
Non-controlling interest						5,492,069	5,492,069
Total stockholders' deficit	(3,436,220)	104,432					53,055,849
Total liabilities and stockholders' deficit	$69,689	139,791					56,597,117

Fuse Science, Inc.
Unaudited Pro Forma Combined Statement of Operations and Comprehensive Income
For the Six Months Ended June 30, 2014 Spiral and Nine Months Ended Fuse

	Historical		Pro Forma Acquisition Adjustments
	Fuse Science, Inc. As Reported	Spiral Energy Tech., Inc. As Reported	Efect of ______	Pro Forma Combined
			[A]
Sales, net	$57,261	$9,862		$67,123
Cost of sales	1,248,639	-		1,248,639
Gross margin	(1,191,378)	9,862	-	(1,181,516)
Expenses:
Sales and marketing	258,489	-		258,489
General and administrative expense	572,878	105,347		678,225
Research and development	177,652	-		177,652
Loss on retirement of assets	37,543	-		37,543
Total expenses	1,046,562	105,347	-	1,151,909
Loss from operations	(2,237,940)	(95,485)		(2,333,425)
Other income (expense):
Interest expense	(100,660)	-		(100,660)
Gain on sale of marketable securities	-	114,251		114,251
Expense on issuance of derivative liabilities	(165,076)	-		(165,076)
Change in fair value of derivative liabilities	2,055,622	-		2,055,622
Total other income (expense)	1,789,886	114,251	-	1,904,137
Nel income (loss)	(448,054)	18,766	-	(429,288)

Other comprehensive loss, net of tax	-	(108,030)	0	(108,030)

Total comprehensive loss	$(448,054)	(89,264)	$0	(537,318)

Basic and Diluted Net (loss) Income Per Common Share:
Net loss per common share				$(0.01)
Number of Weighted Average Shares used in computation of Basic and Diluted (Loss) Per Common Share

1. At the closing of the Merger, 51% of the outstanding shares of Spiral (the “Spiral Shares”) were canceled and exchanged for an aggregate of One Hundred and Fifty Million (150,000,000) newly issued shares of Common Stock, par value $ 0.001 per share, of the Company, (the “Common Stock”) or, at the election of any holder of the Spiral Shares who, as a result of receiving shares of the Company’s Common Stock in connection with the Merger would hold in excess of 5% of the issued and outstanding shares of the Company’s Common Stock, shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”).  Holders of Spiral Shares who received shares of the Company’s Common Stock or Series C Preferred Stock, as the case may be, were granted demand registration rights whereby, beginning thirty (30) days

2. Merger happend via acquiation of stock in which FUSE has 51% controlling interest and 49% non-controlling interest

3. Consideration given by FUSE is based on stock trading price on October 1, 2014

4. FV of Spiral stock is $0.10 per share

5. Good will be tested for impairment

Stock price of FUSE on the date of Merger October 1, 2014 was $0.34 (Yahoo Finance)

Fair Value of Fuse 150,000,000 shares per $0.34 per share		$51,000,000.00
Fair value of Non-controlling interest of Spiral		$5,492,068.86	(Commonshare outstanding 112083038, FV of Spiral shair $0.10)
		$56,492,068.86
Fair Value of Net Identifiable assets - Spiral		$94,203.00
Good Will		$56,397,865.86		5,587,865.00	$50,810,000.86

	Investment in Spiral	$51,000,000.00
	Common shares		150,000.00
	APIC		$ 50,850,000.00